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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated January 13, 2006 accompanying the consolidated financial statements included in the Annual Report of First Community Corporation on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of First Community Corporation on Form S-8 (File No. 333-119630) and on Form S-8 (File No. 333-90603).

/s/ Clifton D. Bodiford, CPA Clifton D. Bodiford, CPA

Columbia, South Carolina
March 27, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM